Exhibit 10.5

International Form

BIONANO GENOMICS, INC.

STOCK OPTION GRANT NOTICE - INTERNATIONAL

(2018 EQUITY INCENTIVE PLAN)

Bionano Genomics, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, in the Option Agreement, including any special terms and conditions for your country set forth in the attached appendix (the “Appendix”) the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Stock Option Grant Notice and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	[ ], subject to Optionholder’s Continuous Service as of each such date

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company
☒ Pursuant to a Regulation T Program if the shares are publicly traded
☐ By delivery of already-owned shares if the shares are publicly traded
☐ Subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

1.

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement (including the Appendix) and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement (including the Appendix) may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement (including the Appendix), and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement or other written agreement entered into between the Company and Optionholder specifying the terms that should govern this option upon the terms and conditions set forth therein.

By accepting this option, Optionholder acknowledges having received and read the Stock Option Grant Notice, the Option Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Optionholder consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BIONANO GENOMICS, INC.

By:
Signature

Title:

Date:

OPTIONHOLDER:

Signature

Date:

ATTACHMENTS: Option Agreement (including the Appendix), 2018 Equity Incentive Plan and Notice of Exercise

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ATTACHMENT I

BIONANO GENOMICS, INC.

OPTION AGREEMENT - INTERNATIONAL

(2018 EQUITY INCENTIVE PLAN)

(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, including any special terms and conditions for your country set forth in the appendix hereto (the “Appendix”) Bionano Genomics, Inc. (the “Company”) has granted you an option under its 2018 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.        VESTING. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.        NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.        METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)        Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)        Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)        Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

4.        WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5.        SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

6.        TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)        immediately upon the termination of your Continuous Service for Cause;

(b)        three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above regarding “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)        twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d) below);

(d)        eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)        the Expiration Date indicated in your Grant Notice; or

(f)        the day before the tenth (10th) anniversary of the Date of Grant.

7.        EXERCISE.

(a)        You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)        By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)        By accepting your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 8(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.        TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

9.        OPTION NOT A SERVICE CONTRACT AND NATURE OF GRANT.

(a)        Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

(b)        In accepting your option, you acknowledge, understand and agree that:

(i)        the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(ii)        the grant of your option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(iii)        your option and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(iv)        the future value of the shares of Common Stock underlying the option is unknown, indeterminable, and cannot be predicted with certainty;

(v)        neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your option or of any amounts due to you pursuant to the exercise of your option or the subsequent sale of any shares of Common Stock acquired upon exercise;

(vi)        no claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10.        WITHHOLDING OBLIGATIONS.

(a)        At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize the Company and any Affiliate to make any withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)        Upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax permitted to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).

(c)        You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

11.        TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

12.        NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the national mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.        GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

14.        DATA TRANSFER. You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting as the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the exercise of your option. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

15.        LANGUAGE. If you have received this Option Agreement, or any other document related to your option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.        INSIDER TRADING/MARKET ABUSE. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

17.        IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.        APPENDIX. Notwithstanding any provisions in this Option Agreement, your option shall be subject to the special terms and conditions for your country set forth in the Appendix attached to this Option Agreement. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

19.        OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

20.        EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

21.        VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

22.        SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

23.        MISCELLANEOUS.

(a)        The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)        You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c)        You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(d)        This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)        All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*        *        *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Stock Option Grant Notice to which it is attached.

APPENDIX TO OPTION AGREEMENT

This Appendix includes special terms and conditions that govern the option granted to you under the Plan if you reside and/or work in one of the countries listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

UNITED KINGDOM

Withholding Obligations. The following supplements Section 10 of the Agreement:

(d)        As a condition of the vesting of your option, you unconditionally and irrevocably agree:

(i)        to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to pay); and (3) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with the exercise of your option where the appropriate joint election has been made (the “UK Tax Liability”); or

(ii)        to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)        if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv)        if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v)        to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

ATTACHMENT II

2018 EQUITY INCENTIVE PLAN

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ATTACHMENT III

NOTICE OF EXERCISE - INTERNATIONAL

BIONANO GENOMICS, INC.
9640 Towne Centre Drive, Suite 100	Date of Exercise:
San Diego, California 92121

This constitutes notice to Bionano Genomics, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option:	Nonstatutory

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$______________

Cash payment delivered herewith:	$______________

[Value of ________ Shares delivered herewith[1]:	$______________	]

[Value of ________ Shares pursuant to net exercise[2]:	$______________	]

[Regulation T Program (cashless exercise3):	$______________	]

1         Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

2         The Company must have established net exercise procedures at the time of exercise, in order to utilize this payment method.

3         Shares must meet the public trading requirements set forth in the option.

1

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Bionano Genomics, Inc. 2018 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) to provide any tax elections as you may require pursuant to the terms of the Option Agreement (including the Appendix).

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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